                                                                    EXHIBIT 11.1

                          Schick Technologies, Inc.
                      Computation of Earnings Per Share

                                                                                           Weighted
                                                                              Days         Average
                                                            Shares         Outstanding     Shares
                                                         ------------      -----------  -------------
Year ended March 31, 1995
-------------------------
    Shares outstanding at April 1, 1994                    6,224,683            365     6,224,683

    Sale and issuance of common stock                         14,980            303        12,435

    Sale and issuance of common stock                        128,800             31        10,939

    Cheap stock consideration for common stock, stock
      options and warrants issued during fiscal 1997         871,026            365       871,026
                                                                                      -----------

      Weighted average shares outstanding                                               7,119,083

      Net loss for the year ended March 31, 1995                                        $ (23,538)
                                                                                      -----------

      Net loss per common share                                                                --
                                                                                      ===========

Year ended March 31, 1996
-------------------------
    Shares outstanding at April 1, 1995                    6,368,463            365     6,368,463

    Issuance of common stock to employees                     34,264             91         8,543
                                                              21,280             61         3,556
                                                              15,400             11           464
                                                               2,240              1             6

    Issuance of common stock upon conversion of
      stockholder loans                                       98,823             92        24,909
                                                              28,000             80         6,137

    Issuance of common stock upon conversion of
      notes payable                                          295,553              5         4,049
                                                             188,847              1           517

    Cheap stock consideration for common stock, stock
      options and warrants issued during fiscal 1997         871,026            365       871,026
                                                                                      -----------


      Weighted average shares outstanding                                               7,287,670

      Net loss for the year ended March 31, 1996                                        $(112,783)
                                                                                      -----------

      Net loss per common share                                                         $   (0.02)
                                                                                      ===========


                                                                    EXHIBIT 11.1

                          Schick Technologies, Inc.
                      Computation of Earnings Per Share

                                                                                                             Weighted
                                                                                              Days            Average
                                                                       Shares              Outstanding        Shares
                                                                    ------------           -----------     -------------
Year ended March 31, 1997

    Shares outstanding at April 1, 1996                               7,052,870                 365          7,052,870

    Issuance of common stock upon conversion of
      notes payable                                                      56,000                 364             55,847
                                                                         32,480                 343             30,522
                                                                         92,400                 244             61,769
                                                                        133,966                 214             78,544
                                                                         22,400                 213             13,072
                                                                         11,200                 194              5,953
                                                                         28,000                 168             12,888

    Issuance and sale of common stock                                   427,473                 244            285,763
                                                                          2,800                 238              1,826
                                                                         42,442                 214             24,884
                                                                         14,000                 168              6,444
                                                                         33,600                 103              9,482

    Shares issued as placement fee in private
      placement                                                           3,450                 214              2,023
                                                                          1,568                 168                722
                                                                          1,137                 167                520

    Issuance of compensatory common stock to an employee                  1,445                  45                178

    Cheap stock consideration for common stock, stock options
      and warrants issued during fiscal 1997                            871,026                 121            288,751
                                                                        539,927                   6              8,876
                                                                        538,396                  24             35,401
                                                                        391,054                   1              1,071
                                                                        371,199                  19             19,323
                                                                        361,272                  26             25,734
                                                                        327,317                   1                897
                                                                        326,472                  64             57,244
                                                                        306,279                  58             48,669
                                                                        305,489                  45             37,663

    Options outstanding                                                  50,244                 365             50,244
                                                                                                      ----------------

      Weighted average shares outstanding                                                                    8,217,180

      Net loss for the year ended March 31, 1997                                                        $     (351,977)
                                                                                                      ----------------

      Net loss per common share                                                                         $        (0.04)
                                                                                                      ================